(n)(1)(i)

AMENDED SCHEDULE A

to the

FOURTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA SERIES FUND, INC.

Classes of Shares
Funds	A	B	C	I	L	O	R	R6	W
Voya Capital Allocation Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	N/A	Ö
Voya Core Equity Research Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö	Ö
Voya Corporate Leaders 100 Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö	Ö
Voya Global Target Payment Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö	N/A	Ö
Voya Large Cap Growth Fund	Ö	N/A	Ö	Ö	N/ A	N/A	Ö	Ö
Voya Mid Cap Value Advantage Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	N/A	Ö
Voya Money Market Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö	N/A	Ö
Voya Small Company Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö	Ö

Last Approved: July 10, 2014

Last Amended: July 10, 2014 to add Class R6 shares for Voya Corporate Leaders 100 Fund